EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2025, relating to the consolidated financial statements and financial statement schedules of TriMas Corporation, and the effectiveness of TriMas Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of TriMas Corporation for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Detroit, Michigan
June 24, 2025